EXHIBIT 15.1

Consent of Independent Registered Public Accounting Firm

To the Board of Directors
of Reg Technologies Inc.

We consent to the use of our report dated August 22, 2008 on the consolidated financial statements of Reg Technologies Inc. as at April 30, 2008 and 2007 that are included in the Company's Annual Report Form 20-F/A filing.

In addition, we consent to the reference to us under the heading “Statement by Experts” in the Annual Report.

Dated this 27th day of November 2008.

“Smythe Ratcliffe LLP” (signed)

Chartered Accountants

7th Floor, Marine Building	Fax:	604.688.4675
355 Burrard Street, Vancouver, BC	Telephone:	604.687.1231
Canada V6C 2G8	Web:	SmytheRatcliffe.com